UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2006

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road
8th Floor
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                         Entry into a Material Definitive Agreement

On March 15, 2006, the Board of Directors of SI International, Inc. (the “Company”) approved the appointment of General Dennis J. Reimer, USA (Ret.) to serve on the Company’s Board of Directors as a Class I Director until the 2006 Annual Meeting of Stockholders, or until his earlier resignation or removal or until his successor is duly elected or appointed.  He assumed this position effective March 15, 2006.

For his service on the Board of Directors, General Reimer will receive an annual cash retainer of $18,000, plus a cash fee of $1,000 for personal attendance at each regularly scheduled Board meeting.  Additionally, General Reimer was awarded an initial stock option grant of 10,000 shares of Company common stock, 2,500, or 25%, of which vested immediately.  The remaining stock options will vest in three equal installments commencing one year after the grant date.

Item 5.02                                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As more fully described in Item 1.01, above, on March 15, 2006, the Board of Directors appointed General Dennis J. Reimer, USA (Ret.) to serve as a member of the Company’s Board. The Board’s appointment was based upon the nomination of General Reimer by the Corporate Governance Committee of the Board of Directors, following its evaluation of his qualifications to serve on the Board of Directors.  General Reimer has not yet been assigned to any Board committees.

General Reimer’s qualifications to serve as a member of the Board include serving, since September 1, 2005, as President of DFI Government Services, a Washington, DC based research, analysis and consulting firm supporting the federal government in areas such as homeland security, defense, and intelligence issues and programs.  Prior to joining DFI, he served as first director of the National Memorial Institute for the Prevention of Terrorism in Oklahoma City.  General Reimer’s military career included serving as the 33rd Chief of Staff of the U.S. Army; Commanding General 4th Infantry Division at Fort Carson, Colorado; Deputy Chief of Staff for Operations U.S. Army during Operation Desert Storm; Vice Chief of Staff U.S. Army, Operation; and Commanding General U.S. Army Forces Command in Atlanta, Georgia.

General Reimer has no transactions with management or the Company requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01                                                         Regulation FD Disclosure

On March 20, 2006, the Company issued a press release announcing General Reimer’s appointment to the Board and further describing his qualifications, which press release is attached hereto as Exhibit 99.1, and is furnished to, but not filed with, the Commission.

Item 9.01                                                       Exhibits

(d)

Exhibit No.	Exhibit

4.1

2002 Amended and Restated Omnibus Stock Incentive Plan (filed as Annex B to the Company’s Proxy Statement on Schedule 14A for the 2005 Annual Meeting of Stockholders filed on April 21, 2005 and incorporated herein by reference).

99.1	Press Release issued March 20, 2006 by SI International, Inc. (*)

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by the Company under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the Company’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Executive Vice President, Chief Financial Officer, and Treasurer

Dated:	March 21, 2006